Exhibit 99.1


SIGA


Contact:
Dr. Bernard L. Kasten
SIGA Technologies, Inc.
CEO
bkasten@siga.com
(212) 672-9100


                 SIGA ANNOUNCES A $2.0 MILLION PRIVATE PLACEMENT

New York, November 3, 2005 -- SIGA Technologies, Inc. (NASDAQ: SIGA) today announced that on November 2, 2005, the company entered into a Securities Purchase Agreement for the issuance and sale to institutional investors of 2,000,000 shares of the Company's common stock at $1.00 per share and warrants to purchase 1,000,000 shares of the Company's common stock. The warrants are exercisable at any time and from time to time through and including the seventh anniversary of the closing date at an exercise price equal to 110% of the closing price of the Company's common stock on November 2, 2005.

The investors are also entitled to purchase additional shares of the Company's common stock for a gross amount of $2,000,000 at an initial purchase price of $1.10 per share for a period of 90 trading days following the effectiveness of a registration statement.

The sale of common stock and warrants to purchase common stock was placed by The Shemano Group, an institutional brokerage firm in San Francisco, CA.

About SIGA Technologies, Inc.

SIGA Technologies is applying viral and bacterial genomics and sophisticated computational modeling in the design and development of novel products for the prevention and treatment of serious infectious diseases, with an emphasis on products for biological warfare defense. SIGA has the potential to become a significant force in the discovery of vaccine and pharmaceutical agents to fight emerging pathogens. SIGA's product development programs emphasize the increasingly serious problem of drug resistant bacteria and emerging pathogens. SIGA's vaccine and drug platforms are based on its pioneering research into the structure, function and processing of bacterial surface proteins. In addition to smallpox, SIGA also has antiviral programs targeting other Category A pathogens which cause hemorrhagic fevers. Included are the arenaviruses (Lassa Fever Virus, Junin, Macupo, Guanarito, and Sabia), Lymphocytic choriomeningitis virus
(LCMV), Dengue, and the filoviruses, Ebola and Marburg. For more information about SIGA, please visit SIGA's Web site at www.siga.com.

Forward-looking statements

This Press Release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements regarding the efficacy of potential products, the timelines for bringing such products to market and the availability of funding sources for continued development of such products. Forward-looking statements are based on management's estimates, assumptions and projections, and are subject to uncertainties, many of which are beyond the control of SIGA. Actual results may differ materially from those anticipated in any forward-looking statement. Factors that may cause such differences include the risks that (a) potential products that appear promising to SIGA or its collaborators cannot be shown to be efficacious or safe in subsequent pre-clinical or clinical trials, (b) SIGA or its collaborators will not obtain appropriate or necessary governmental approvals to market these or other potential products, (c) SIGA may not be able to obtain anticipated funding for its development projects or other needed funding, and (d) SIGA may not be able to secure funding from anticipated government contracts and grants, (e) SIGA may not be able to secure or enforce adequate legal protection, including patent protection, for its products and (f) unanticipated internal control deficiencies or weaknesses or ineffective disclosure controls and procedures. More detailed information about SIGA and risk factors that may affect the realization of forward-looking statements, including the forward-looking statements in this Press Release and the above mentioned presentation, is set forth in SIGA's filings with the Securities and Exchange Commission, including SIGA's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, and in other documents that SIGA has filed with the Commission. SIGA urges investors and security holders to read those documents free of charge at the Commission's Web site at http://www.sec.gov. Interested parties may also obtain those documents free of charge from SIGA. Forward-looking statements speak only as to the date they are made and except for our obligations under the U.S. federal securities laws, we undertake no obligation to publicly update any forward-looking statements as a result of new information, future events or otherwise.

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